Exhibit 10.5

CONSENT AND ACCEPTANCE
OF
SHARE EXCHANGE AGREEMENT

          The Undersigned, being parties to that certain Share Exchange Agreement (the “Agreement”), dated June 7, 2006, by and among PUKKA USA, INC. (“Pukka”), SUNRISE U.S.A. INCORPORATED (“Sunrise”), PAUL RESSLER and LEONARD DUCHARME, the principal shareholders of Pukka (collectively, the “Principal Shareholders”), and the other individual shareholders of Pukka (each a “Shareholder” and together with the Principal Shareholders, the “Shareholders”), hereby state as follows:

1.       The Agreement as finally constituted on August 15, 2006, together with all exhibits as set forth therein, conforms in all respects to the agreement and transactions contemplated therein, and the parties hereto consent to and accept the Agreement and all exhibits, schedules and related documents in the form reviewed by the Company’s auditors as the final agreement of the parties.

2.       All conditions and prerequisites to the Closing of the transactions contemplated by the Agreement have been fully performed and/or waived by the parties as of August 15, 2006, and the parties hereto consent and agree that the Stock Exchange between Pukka, Sunrise and the shareholders of Pukka has closed effective on August 15, 2006.

          IN WITNESS WHEREOF, the parties hereto have caused this Consent and Acceptance to be executed on the day and year set forth opposite below their signatures.

SUNRISE U.S.A. INCORPORATED          PUKKA USA, INC.

By:    /s/ Omar G. Barrientos                             By:    /s/ Paul R. Ressler

Date: 8/16/06                                                   Date: 8/15/06

SHAREHOLDERS
(on behalf of themselves and of all Shareholders of Pukka):

/s/ Leonard DuCharme                                      /s/ Paul R. Ressler
Leonard DuCharme                                          Paul Ressler

Date: 8/15/06                                                   Date: 8/15/06